UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 22, 2014
Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 22, 2014, we entered into an amendment to our existing Revolving Credit and Security Agreement dated as of September 16, 2011, as previously amended, with PNC Bank, National Association, as agent and lender.

At our request, the amendment reduces the maximum principal amount of the revolving credit facility provided by the credit agreement from $35 million to $20 million, extends the maturity date of the revolving credit facility from October 1, 2014 to December 1, 2016, reduces the cash balance we are required to maintain in an account at PNC Bank from $15 million to $2.5 million, and modifies the fixed charge coverage covenant under the credit agreement by eliminating the requirement for the four fiscal quarters ending September 28, 2014 and changing the measurement periods thereafter by excluding from such measurement periods all fiscal quarters ended on or prior to September 28, 2014.

The amendment also requires us to maintain cash on our balance sheet during the period from December 1, 2014 through January 16, 2015 (which is the day after the 2015 put date for our 8.50% convertible senior notes) and during the period from December 1, 2015 through January 16, 2016 (which is the day after the 2016 put date for our 8.50% convertible senior notes) in an amount not less than the aggregate principal amount of our 8.50% convertible senior notes then outstanding, and establishes a reserve against our borrowing base during each such period in the same amount.  The amendment permits us to redeem, repurchase or repay our 8.50% convertible senior notes in whole or in part at any time as long as, after giving effect to such redemption, repurchase or repayment, no default or event of default exists under the credit agreement and we have liquidity of not less than $20 million, and permits us to incur additional unsecured debt at any time prior to January 15, 2016 in an amount not to exceed the aggregate principal amount of our 8.50% convertible senior notes then outstanding as long as certain conditions are satisfied, including a requirement that, by the next put date for our 8.50% convertible senior notes, we reduce the aggregate principal balance of our 8.50% convertible senior notes by an amount equal to the principal amount of such additional unsecured debt then outstanding.

A copy of the amendment is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

10.1           Amendment No. 5 to Revolving Credit and Security Agreement, dated September 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: September 25, 2014	/s/ David P. Radloff
David P. Radloff Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

10.1	Amendment No. 5 to Revolving Credit and Security Agreement, dated September 22, 2014	Filed Electronically